Exhibit 23.11

CONSENT OF RICHARD JOLK

The undersigned, Richard Jolk, hereby states as follows:

I, Richard Jolk, assisted with the preparation of the “NI 43-101 Technical Report, Resource Update, Mt. Todd Gold Project, Northern Territory, Australia” effective date September 4, 2012, issue date October 4, 2012 (the “Technical Report”) for Vista Gold Corp. (the “Company”), portions of which are summarized (the “Summary Material”) in this Annual Report on Form 10-K for the year ended December 31, 2012 (the “Form 10-K”).

I hereby consent to the Summary Material and the reference to my name in the Form 10-K and to the incorporation by reference in the Company’s Registration Statements on Form S-3 (Nos. 333-172826, 333-180154 and 333-184191) and any amendments thereto, and in the related Prospectuses, and in the Company’s Registration Statements on Form S-8 (Nos. 333-105621, 333-134767, 333-153019, 333-176792) of the Summary Material concerning the Technical Report, including the reference to Mt. Todd Gold Project included with such information, and the reference to my name as set forth above in the Form 10-K.

Date: March 7, 2013	By:	/s/ Richard Jolk

Name: Richard Jolk